RESULTS OF SHAREHOLDER MEETING
PHOENIX SERIES FUND
October 31, 2006
(Unaudited)

At a special meeting of shareholders of Phoenix Series Fund (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

Number of Eligible Units Voted:


To elect eleven Trustees to
serve on the Board of
Trustees until the next
meeting of shareholders at
which Trustees are elected

                               For            Against
E. Virgil Conway          1,236,063,273      47,419,481
Harry Dalzell-Payne       1,236,320,567      47,162,188
Daniel T. Geraci          1,237,109,039      46,373,716
Francis E. Jeffries       1,236,034,841      47,447,914
Leroy Keith, Jr           1,237,017,088      46,465,666
Marilyn E. LaMarche       1,236,375,487      47,107,268
Philip R. McLoughlin.     1,236,798,170      46,684,585
Geraldine M. McNamara     1,238,360,709      45,122,046
James M. Oates            1,238,160,217      45,322,538
Richard E. Segerson       1,238,201,124      45,281,631
Ferdinand L. J. Verdonck  1,237,834,523      45,648,231



To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Trusts

              For             Against          Abstain
          1,237,325,120     17,580,644        28,576,990




RESULTS OF SHAREHOLDER MEETING
PHOENIX SERIES FUND
November 21, 2006
(Unaudited)

At a special meeting of shareholders of Phoenix Balanced Fund, Phoenix Capital Growth Fund, Phoenix Core Bond Fund, Phoenix High Yield Fund, Phoenix Mid-Cap Growth Fund and Phoenix Money Market Fund (each a "Fund"), series of Phoenix Series Fund (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:


Number of Eligible Units Voted:

To approve a proposal to permit Phoenix Investment
Counsel, Inc. to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval

          FOR            AGAINST           ABSTAIN       BROKER NON-VOTES

Phoenix Balanced Fund
       32,797,184       2,697,299         1,499,696        10,332,457

Phoenix Capital Growth Fund
      14,951,716        1,091,086          597,104           3,827,018

Phoenix Core Bond Fund
       4,710,946         279,061           183,486            980,275

Phoenix High Yield Fund
      15,409,334        1,090,217          767,003           3,281,118

Phoenix Mid-Cap Growth Fund
      4,211,513           401,642          160,392           847,145

Phoenix Money Market Fund
     50,388,385         3,473,539        1,453,689          2,513,133

To approve the amendment of fundamental restrictions of the Fund with respect to loans

Phoenix Balanced Fund
     32,768,117         2,506,728        1,719,334          10,332,457

Phoenix Capital Growth Fund
     14,858,032         1,087,749          694,125           3,827,018

Phoenix Core Bond Fund
     4,680,828           277,386           215,279             980,275

Phoenix High Yield Fund
    15,338,128         1,075,824           852,602            3,281,118

Phoenix Mid-Cap Growth Fund
    4,237,185           325,866            210,495            847,145

Phoenix Money Market Fund
   50,527,502          3,140,624          1,647,487         2,513,133

To approve a proposal to reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental

Phoenix Balanced Fund
   32,522,861          2,722,969          1,748,349         10,332,457

Phoenix Capital Growth Fund
   14,849,026          1,127,094           663,786           3,827,018

Phoenix Core Bond Fund
    4,653,188           248,186            272,119           980,275

Phoenix High Yield Fund
   15,502,861         1,030,275           733,419          3,281,118

Phoenix Mid-Cap Growth Fund
    4,181,998          379,534            212,015           847,145

Phoenix Money Market Fund
   51,155,724        2,522,855          1,637,033          2,513,133